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                                          Contact:    William L. Cohen
                                                      Chairman, President and
                                                      Chief Executive Officer
                                                      (212) 244-0700

FOR IMMEDIATE RELEASE

ANDOVER TOGS EMERGES FROM CHAPTER 11

      NEW YORK, NEW YORK, May 13, 1997 - ANDOVER TOGS, INC. (OTC) announced today that the Joint Plan of Reorganization filed on January 30, 1997 has become effective as of May 12, 1997.

      Under the Plan, the Company will pay 100% of all allowed claims.

      The Company announced that it has entered into a financing agreement with the CIT Group/Commercial Services, Inc. for a $10,500,000 credit facility.

      William L. Cohen, Andover's CEO, was delighted that the Company has successfully emerged from bankruptcy. He observed that since March 19, 1996, the date of its Chapter 11 filing, the Company has consolidated its operations and substantially reduced its overhead.

      Andover Togs, Inc. designs, manufactures and distributes children's wear.



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